Exhibit 99.1

Riot Blockchain Outlines 2020 Strategic Priorities

CASTLE ROCK, CO. – February 20, 2020 – Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), one of the few Nasdaq listed public cryptocurrency mining companies in the United States, has announced updated strategic priorities for 2020, including a more targeted focus on bitcoin mining.

Since 2017, Riot has concentrated on developing its cryptocurrency mining operations and investing in blockchain-focused technologies. Historically, the Company has produced newly minted bitcoin (BTC), bitcoin cash (BCH), and litecoin (LTC). In line with the initial strategic objectives, Riot also invested in several companies and internal initiatives with the intent of building and supporting blockchain technologies. Going forward, Riot reinforces its confidence in bitcoin by focusing on bitcoin mining and pursuing opportunities more directly related to bitcoin mining.

Cryptocurrency Mining: Riot recently completed a full network upgrade at its Oklahoma City mining facility with the objective to increase operational efficiency and performance. As previously mentioned in a press release issued on February 11, 2020, Riot procured 4,000 S17 miners from Bitmain during December 2019. As of mid-February, the deployment of 4,000 S17s was completed at the Oklahoma City mining facility resulting an overall hashrate of 240 petahash per second (“Ph/s”), consuming approximately 12 megawatts of energy.

The Company plans to provide updates on monthly production levels, commencing with a report shortly after the February 2020 production totals are reconciled. Such production updates are anticipated to continue for at least three months.

Strategic Partnership: To assist the Company in evaluating its strategic growth opportunities, Riot has engaged XMS Capital Partners. Headquartered in Chicago, XMS is an independent global financial services firm with expertise in M&A and strategic advisory. XMS will help Riot navigate the dynamic bitcoin landscape and advise the Company on potential strategic transactions in bitcoin mining related operations. The Company does not have a defined timeline for any transaction and cannot provide any assurance whether or when a transaction will may be announced or consummated.

RiotX Exchange: In order to concentrate its focus on cryptocurrency mining, Riot has opted to sunset further development of Riot’s U.S.-based digital currency exchange, known as the RiotX Exchange (“RiotX”), originally initiated in early 2018. Riot considered a number of factors when evaluating the RiotX decision including, but not limited to, the evolving regulatory environment, cybersecurity risks, and the current competitive landscape facing U.S. based cryptocurrency exchanges. Riot is considering opportunities to divest the limited assets associated with the RiotX in the best interest of the Company and its stockholders.

About XMS Capital Partners

XMS Capital Partners, established in 2006, is a global, independent financial services firm providing investment banking, asset management and merchant banking services to clients. It has offices in Chicago, Boston and London. XMS Capital Partners, LLC is a FINRA member and SIPC member. XMS Capital Partners (UK) Limited is authorized and regulated by the Financial Conduct Authority. For more information about XMS, please visit www.xmscapital.com.

About Riot Blockchain

Riot Blockchain (NASDAQ: RIOT) specializes in cryptocurrency mining with a focus on bitcoin. Riot also holds non-controlling investments in blockchain technology companies. Riot is headquartered in Castle Rock, Colorado, and the Company’s mining facility is located in Oklahoma City. For more information, visit www.RiotBlockchain.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For further information, please contact:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

Gateway Investor Relations

Matt Glover and Charlie Schumacher

Telephone: 949-574-3860

Email: RIOT@gatewayir.com